Exhibit 99.1

BTCS Issues Shareholder Letter Reflecting on 2023 and Outlook for 2024

Fair Value of Crypto and Cash $26.7 Million as of December 31, 2023

Over $6m in Net Income expected for 2023 through early adoption of new accounting rules

Silver Spring, MD – (Globe Newswire – January 24, 2024) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, issued a letter to its shareholders describing the Company’s recent achievements and goals for 2024. The letter from Charles Allen, CEO of BTCS, is reprinted below in its entirety.

Dear Shareholders,

As we look back on the past year and anticipate the opportunities of 2024, I am pleased to share this annual letter with all of you, our valued shareholders who have steadfastly supported BTCS Inc.

Ending the Year on a High Note

Our strategic decisions paid off as we ended the year with considerable momentum. As of December 31, 2023, the Fair Market Value (“FMV”) of our cryptocurrency and cash rose 82% year over year to an impressive $26.7 million ($25.2 million crypto and $1.5 million cash). This significant increase is not just a number - it symbolizes the trust you place in us to navigate volatile markets and protect our assets. Additionally, the recent rise in the FMV of our crypto assets, positions us to enhance revenue in 2024, reinforcing our financial health and growth trajectory.

Embracing New Accounting Rules for Enhanced Financial Transparency

A significant development this year was the Financial Accounting Standards Board’s (“FASB”) new accounting rules allowing cryptocurrencies to be carried at their fair market value. We plan to early adopt these rules, a decision we believe will significantly enhance the transparency and accuracy of our financial statements. This change aligns our financial reporting more closely with the economic realities of our business model. Consequently, we anticipate that if we elect to early adopt for the recent fiscal year ended December 31, 2023, our net income may exceed $6 million, with earnings per share estimated to be above $0.40 per share, with our current assets increasing by $23 million to approximately $27 million. This shift is expected to provide a clearer, more accurate reflection of our financial health and performance.

Optimistic Outlook for 2024

Looking ahead to 2024, the landscape of cryptocurrency continues to evolve rapidly. The introduction of Bitcoin ETFs marked a significant milestone and we anticipate the launch of an Ethereum ETF, although the timing is uncertain, which we believe will further catalyze market acceptance and growth. This development aligns perfectly with our strategic focus on Ethereum-based solutions and infrastructure.

Innovations and Future Plans

In our product development, which has been a core focus of our efforts over the last year, we are excited about the future launch of the following products:

Builder+, a significant enhancement to our Ethereum blockchain infrastructure, is our newly developed Ethereum block builder, which utilizes advanced algorithms to meticulously construct optimized blocks for on-chain validation designed to maximize validator earnings. We believe Builder+ should provide a path to scalable revenue on Ethereum’s blockchain with limited additional costs.

ChainQ, is an under-development AI-powered blockchain data and analytics platform, designed to allow users to query real-time and historical on-chain blockchain data. Through comprehensive indexing of public blockchain data from our Blockchain Infrastructure operations, ChainQ is intended to provide an intuitive and straightforward platform for users to access on-chain data.

StakeSeeker, we are exploring the feasibility of adding Ethereum non-custodial staking to our StakeSeeker platform in 2024, with the goal of further diversifying our revenue streams and focusing on expanded and scalable offerings in the cryptocurrency space.

Enhancing Online Presence and Communication

In line with our commitment to transparency and shareholder engagement, we plan to update our corporate website. This revamp aims to better reflect our initiatives, strategies, and the evolving nature of our business. Additionally, we plan to release a new corporate presentation designed to provide deeper insights into our operations and the exciting opportunities we foresee. These enhancements to our digital presence are part of our broader strategy to ensure open, clear, and continuous communication with you, our shareholders.

Strategic Cost-Cutting Initiatives Amidst Market Challenges

In most of 2023, we faced significant challenges as the industry emerged from crypto winter. In stark contrast to many of our public peers who resorted to toxic funding methods, thereby destabilizing their capital structures, we adopted a more sustainable approach. Our strategic cost-cutting initiatives, focused on operational efficiency, allowed us to weather this period without compromising our product development or our market position. This prudent approach was pivotal in maintaining our financial stability and protecting shareholder value in a volatile market.

Conclusion

As your CEO, I am proud of what we have accomplished in the face of adversity, and enthusiastic about the opportunities that lie ahead. Your trust and support are the backbone of our success, and we remain dedicated to delivering on our promise of innovation, growth, and sustainability in the dynamic world of cryptocurrency.

Thank you for your continued support and trust.

Warm regards,

Charles Allen CEO, BTCS Inc.

About BTCS:

BTCS Inc. is a Nasdaq listed company operating in the blockchain technology sector since 2014 and is one of the only U.S. publicly traded companies with a primary focus on proof-of-stake blockchain infrastructure. Our core focus is on driving scalable growth through a diverse range of business streams leveraging and built on top of our core and proven blockchain infrastructure operations. BTCS secures and operates validator nodes on cutting-edge blockchain networks that power Web 3, earning native token rewards by staking our proof-of-stake crypto assets, with an emphasis on Ethereum. Our innovative “StakeSeeker” platform empowers crypto holders with an analytics-focused cryptocurrency dashboard. It also offers a non-custodial Staking-as-a-Service solution, enabling users to earn staking rewards, while BTCS earns a percentage of token holders’ rewards, creating the potential for scalable revenue with limited additional costs. We’ve also introduced “Builder+”, an Ethereum block builder. This technology leverages advanced algorithms to maximize profit through optimized block construction. Builder+ creates opportunities for new scalable revenue streams by being utilized by third-party nodes. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in the letter which is part of this press release constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding the growth of our business including but not limited to Builder+, StakeSeeker, and ChainQ, enhancing our revenue in 2024, reinforcing our financial health and growth trajectory, expectations and beliefs regarding the results and effects of the new FASB accounting financial reporting rule, diversifying our revenue base, and our beliefs regarding a launch of an Ethereum ETF and its effect on our business. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation regulatory issues, audit adjustments, unanticipated amendments to the FASB rule, unexpected issues with Builder+, StakeSeeker, and ChainQ, unexpected issues with our product offerings and the reluctance of users to try or accept our products, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

ir@btcs.com